UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

On July 6, 2018, Flux Power Holdings, Inc. (the “Company”)  filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K  (the “Original Form 8-K”), in connection with the grant of stock options to our newly appointed Chief Operating Officer, Jonathan A. Berry, and our Chief Executive Officer, Ronald F. Dutt. In the Original Form 8-K, Mr. Berry’s name was incorrectly spelled as John Berry. In addition, we incorrectly stated the expiration date of the stock options. This Current Report on Form 8-K/A amends Item 5.02 of the Original Form 8-K to correct the expiration date of the stock options to June 29, 2028.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c)     On June 29, 2018, the Board of Directors of the Company appointed Jonathan A. Berry, age 50, to serve as the Chief Operating Officer.

Mr. Berry joined the Company in 2016 and has been the Company’s Director of Operations since 2016. Prior to joining the Company in 2016, Mr. Berry was Clean Air Power, Inc.’s Group Operations Director and General Manager of the USA Operations from 2014 to 2016, and Operations Director of the UK, Australia, and USA Market from 2012 to 2014. Mr. Berry’s experience in the development, implementation, and management of all aspects of supply chain, production, and sales has prepared and qualified him for the position of Chief Operating Officer.

In connection with his appointment as the Company’s Chief Operating Officer, Mr. Berry will receive an annual base salary of $145,000 and was awarded options to purchase 455,106 shares of the Company’s common stock with an exercise price equal to the fair market value of our common stock, which is $1.44 per share based on the Company’s 30 day volume-weighted average price on June 29, 2018. These options will vest quarterly over a two-year period following the date of grant and expire on June 29, 2028. The options were issued under the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”), pursuant to the terms and conditions of the Form of Incentive Stock Option Agreement under such Plan which is filed as Exhibit 10.1 to the Original Form 8-K and incorporated herein by reference.

Except as disclosed in the Original Form 8-K, there are no arrangements or understandings with any other person pursuant to which Mr. Berry was appointed as Chief Operating Officer. There are also no family relationships between Mr. Berry and any of the directors or executive officers. Except as disclosed in the Original Form 8-K, Mr. Berry has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)     On June 29, 2018, the Board of Directors granted Chief Executive Officer Ronald F. Dutt options to purchase 500,000 shares of the Company’s commons stock with an exercise price equal to $1.44 per share These options will vest quarterly over a two-year period following the date of grant and expire on June 29, 2028. The options were issued under the Plan, pursuant to the terms and conditions of the Form of Incentive Stock Option Agreement under such Plan.

Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Form 8-K and this Form 8-K/A should be read in conjunction with the Original Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation
Dated: July 9, 2018
Ron Dutt, Chief Executive Officer and Chief Financial Officer